EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-65940 on Form S-8 of Zimmer Holdings, Inc. of our report dated June 17, 2010, appearing in this Annual Report on Form 11-K of Zimmer Puerto Rico Savings and Investment Program for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
South Bend, Indiana
June 17, 2010